UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 24, 2007

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 759,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma and Texas.

On September 24, 2007, the Company announced that its Board of Directors elected Peter B. Delaney as Chairman and Chief Executive Officer (“CEO”) of the Company and OG&E. Mr. Delaney succeeds Steven E. Moore who passed away Saturday, September 22. Mr. Delaney’s appointment as Chairman and CEO to replace Mr. Moore is part of a succession planning process begun more than 18 months ago by the Company’s Board of Directors with the assistance of its Nominating and Corporate Governance Committee. As part of that process, Mr. Delaney has been in charge of the day-to-day operations of the Company and OG&E since his appointment in January 2007 as the Company’s and OG&E’s President and Chief Operating Officer (“COO”). Mr. Delaney, 53, joined the Company in 2002 as Executive Vice President-Finance and Strategic Planning and as CEO of Enogex, following more than 15 years in the investment banking industry. Mr. Delaney was appointed Executive Vice President and COO of the Company and OG&E in 2004 and, in January 2007, was appointed President and COO of the Company and OG&E and elected to the Company’s and OG&E’s Board of Directors. The related press release is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated September 24, 2007, announcing Peter B. Delaney Named Chairman and CEO of OGE Energy Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

September 26, 2007

Exhibit 99.01

Peter B. Delaney Named Chairman and CEO of OGE Energy Corp.

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) announced Sunday, Sept. 23, that its Board of Directors elected Peter B. Delaney as Chairman and Chief Executive Officer. Delaney succeeds Steven E. Moore who passed away Saturday, Sept. 22.

“On behalf of the Board of Directors, I want to express our deepest sympathies to Steve’s wife, Nancy, and their family,” said Luke Corbett, Lead Director of OGE Energy’s Board of Directors. “Steve’s strong leadership and numerous accomplishments as CEO of OGE Energy are well known. He also was a friend to many and a tireless worker for numerous civic and charitable causes in Oklahoma throughout his career. He will be missed by all of us.”

Corbett added that Delaney’s appointment as Chairman and CEO to replace Moore is part of a succession planning process begun more than 18 months ago by the company’s Board with the assistance of its Nominating and Corporate Governance Committee.

As part of that process, Delaney has been in charge of the day-to-day operations of the company since his appointment in January 2007 as the company’s President and Chief Operating Officer.

“Pete has a proven track record since joining the company in 2002 and the Board of Directors has full confidence in his ability to lead OGE Energy in the years ahead,” Corbett said.

Delaney, 53, joined OGE Energy in 2002 as Executive Vice President-Finance and Strategic Planning and as Chief Executive Officer of Enogex Inc., the company’s natural gas subsidiary, following more than 15 years in the investment banking industry.

He was appointed Executive Vice President and Chief Operating Officer in 2004 and, in January 2007, was appointed President and Chief Operating Officer of the company and elected to the company’s Board of Directors.